SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                      Date of Report: - September 29, 2004


                            Assuretec Holdings, Inc.
                            ------------------------
                     (Exact name of registrant as specified)



                    200 Perimeter Road, Manchester, NH 03103
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                    (Address of principal executive offices)



                                 (603) 641-8443

                         (Registrant's telephone number)

Item 5.02      Changes in Registrant's Board of Directors
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(a) (1)        On September 27, 2004, the Registrant received the resignation of
               Tom Colatosti as a director of the Company and its wholly owned subsidiary, Assuretec Systems, Inc. Mr. Colatosti was the Company's and subsidiary's only outside director and also the Company's sole member of the Audit Committee. Mr. Colatosti had no material events that affected his decision other than the inability of the Company to purchase Director and Officer Liability Insurance as a result of the Company's limited available funds.

               The Company believes, but cannot assure, that his resignation as a director will not impair the operations of the Company nor the Company's ability to obtain financing. Mr. Colatosti will continue to consult for the Company as a technical advisor for marketing and business development. A copy of Mr. Colatosti's resignation letter is attached as an exhibit to this form 8-K.

               Dr. Bruce Reeves, CEO of the Company, will remain as the sole director of the Company.

               The Company will continue to seek outside directors. There can be no assurance that the Company will attract a qualified successor until the Company obtains additional funding, has significant revenues and/or obtains Director and Officer Liability Insurance.

Item 9.01     Financial Statements, Pro Forma Financial Statements and Exhibits.
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               Exhibit 16 - Letter from Thomas J. Colatosti in accordance with
               Item 5.02(a)(1)


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Assuretec Holdings, Inc.

                                           /s/ R. Bruce Reeves, President
                                           -------------------------------------
Dated: September 29, 2004